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                                                            EXHIBIT 5.1


                               February 27, 1998




PIMCO Advisors Holdings L.P.
800 Newport Center Drive, Suite 100
Newport Beach, California 92660

        Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         I am Chief Operating Officer and General Counsel of PIMCO Advisors Holdings L.P., a Delaware limited partnership (the "Partnership"). In that capacity, I have acted as counsel for the Partnership in connection with the registration statement on Form S-3 (the "Registration Statement") being filed by the Partnership with the Securities and Exchange Commission in connection with the registration, under the Securities Act of 1933, as amended, of the resale by the persons identified in the Registration Statement of up to 93,854 units of limited partner interest in the Partnership (the "Note Units") to be issued upon the exchange by such persons of 6% Senior Notes due December 1, 2037 of Oppenheimer Group, Inc. (the "Notes").

         In furnishing this opinion, I, or attorneys under my supervision, have examined such documents, legal opinions and precedents, corporate and other records of the Partnership, and certificates of public officials and officers of the Partnership as I have deemed necessary and appropriate to provide a basis for the opinions set forth below. In this examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies.

         Subject to the foregoing, I am of the opinion that the Note Units have been duly authorized, and upon issuance thereof in exchange for the Notes in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

         I am opining herein as to the effect on the subject transaction only of the internal laws of the State of Delaware and the federal law of the United States, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to matters of municipal law or the laws of any other local agencies within the state.



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        I hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to my name under the heading "Legal Opinions" in the prospectus included therein.

                                    Very truly yours,



                                    /s/ Kenneth M. Poovey
                                    Chief Operating Officer and General Counsel